Pittsburgh & West Virginia Railroad
212.750.0373 | www.pwreit.com


PRESS RELEASE


       June 1, 2011. On May 26, Pittsburgh & West Virginia Railroad (the "Trust") held its annual meeting, at which time the shareholders ratified Gibbons & Kawash, A.C. as the Trust's independent audit firm for 2011 and elected David H. Lesser, Virgil E. Wenger, William S. Susman and Patrick R. Haynes, III as trustees to serve until the next annual meeting.

       On May 27, 2011, the board of trustees declared a cash dividend of $ 0.10 per common share of beneficial interest payable on June 30, 2011 to shareholders of record as of June 13, 2011.